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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      OI GLASS CONTAINER DOMESTIC STS INC.
                            BEFORE PAYMENT OF CAPITAL

               --------------------------------------------------
                     PURSUANT TO SECTION 241 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE
               --------------------------------------------------

               THE UNDERSIGNED, being the sole incorporator of OI Glass Container Domestic STS Inc. does hereby certify:

               FIRST: That Article One of the Certificate of Incorporation is amended to read as follows:

               1.   The name of the corporation is:

                    OI Glass Container STS Inc.

               SECOND: That such amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware, and the corporation has not received any payment for any of its stock.

               IN WITNESS WHEREOF, I have hereunto set my hand and seal the 9th day of March, 1987.

                                                     /s/ Robert J. Palme
                                                     ---------------------------
                                                     Robert J. Palme
                                                     Incorporator